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                                                              Exhibit 21.1

                      ZYCAD CORPORATION AND SUBSIDIARIES

Set forth below are the subsidiaries of the Registrant:


ZYCAD G.M.B.H.
Bahnhofstrasse 19a
85737 Ismaning
West Germany


ZYCAD SARL
69 rue d'Aguesseau
92100 Boulogne
France


ZYCAD LIMITED
Zycad House
London Road
Bracknell, Berkshire RG12 2UT
England


ZYCAD JAPAN KK
Toshin 24 Shin-Yokohama Bldg. B-8F
2-3-8, Shin Yokohama, Kohoku-ku
Yokohama, 222 Japan


ZYCAD INTERNATIONAL, INC.
47100 Bayside Parkway
Fremont, CA 94538


ATTEST SOFTWARE, INC.
47100 Bayside Parkway
Fremont, CA 94538


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